SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

LEARNING TREE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Learning Tree International, Inc.
6053 W. Century Boulevard
Los Angeles, California 90045

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, March 11, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Learning Tree International, Inc. will be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on Tuesday, March 11, 2003, at 10:00 a.m. local time for the following purposes as more fully described in the accompanying Proxy Statement:

1.    To elect one Class II director for a term of three years.

2. To	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 21, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. Only stockholders at the close of business on the record date are entitled to vote at the Annual Meeting.

Accompanying this Notice are a Proxy Card and a Proxy Statement. If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to http://www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number, located on your proxy card, available. Please do not return the enclosed paper ballot if you are voting by Internet or telephone. The proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

/s/ DAVID C. COLLINS

David C. Collins, Ph.D.
Chairman of the Board and Chief Executive Officer

January 21, 2003

LEARNING TREE INTERNATIONAL, INC.
6053 West Century Boulevard
Los Angeles, California 90045

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Learning Tree International, Inc., a Delaware corporation (“Learning Tree”) in connection with the solicitation of proxies on behalf of the Board of Directors of Learning Tree. The proxies solicited hereby are to be voted at the Annual Meeting of the Stockholders of Learning Tree to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on March 11, 2003 at 10:00 a.m. Pacific Standard Time and at any and all adjournments thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.    To elect one Class II director for a term of three years.

2.    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A form of proxy is enclosed. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. The Learning Tree Board of Directors recommends that stockholders vote “FOR” the election of the nominee for the Board of Directors named below. Unless a proxy directs otherwise, the shares represented by each properly executed unrevoked proxy will be voted in accordance with these recommendations. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to http://www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number, located on your proxy card, available. Please do not return the enclosed paper ballot if you are voting by Internet or telephone. Learning Tree has been advised by counsel that these procedures are consistent with the requirements of the applicable law.

Any proxy given may be revoked at any time prior to its exercise by filing, with the Secretary of Learning Tree, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about January 31, 2003. Learning Tree intends to solicit proxies primarily by mail. However, directors, officers, agents and employees of Learning Tree may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. Additionally, Learning Tree intends to post this Proxy Statement on its website for public review. Learning Tree has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option to do so.

All expenses incurred in connection with this solicitation will be borne by Learning Tree. Learning Tree requests that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of Learning Tree’s Common Stock. Learning Tree will reimburse reasonable charges and expenses in doing so.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Outstanding Shares; Record Date

Only holders of record of Learning Tree’s voting securities at the close of business on January 21, 2003, (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 17,388,008 shares of Learning Tree’s Common Stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of Common Stock held which was issued and outstanding as of the Record Date.

The presence, in person or by proxy, of stockholders holding at least a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Common Stock of Learning Tree as of January 10, 2003 by (i) each person or entity known by Learning Tree to own beneficially more than 5% of the outstanding Common Stock (based upon review of 13G filings as of January 10, 2003), (ii) each of Learning Tree’s directors, (iii) each of the persons named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock(1)
Name and Address of Owner	Number of Shares	Percent of Class
David C. Collins(1)(2)(3)(4)	4,332,110	24.9%
Eric R. Garen(2)(5)	3,910,030	22.5%
Gary R. Wright(1)	286,300	1.6%
Mary C. Adams(1)(2)(3)(4)	4,332,110	24.9%
Nicholas R. Schacht	—	*
W. Mathew Juechter(1)	33,093	*
Michael W. Kane(1)	11,601	*
Howard A. Bain III(1)	1,666	*
Theodore E. Guth(1)(6)	1,214,397	7.0%
Franklin Resources, Inc.(8)	1,265,694	7.3%
777 Mariners Island Blvd.
San Mateo, CA 94404
Stadium Capital Management, LLC(9)	1,162,100	6.7%
430 Cowper Street
Palo Alto, CA 94301
Putnam Investments, LLC(10)	951,575	5.5%
One Post Office Square
Boston, MA 02109
All directors and executive officers as a group(8)(1)(7)	8,319,800	47.7%

*	Less than 1%

Note: Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership, as defined. As a result, in some cases, more than one beneficial owner has been listed for the same securities. In accordance with Instruction 5 of Item 403, where more than one beneficial owner has been listed for the same securities, in computing the aggregate number of shares owned by directors and officers of the registrant as a group, those shares have been counted only once. See the footnotes below for specific share ownership details.

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after January 10, 2003. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding shares held by each person or group on that date, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares in this table includes the following number of shares issuable upon vested options: 36,800 shares for Mr. Wright; 6,000 shares for Ms. Adams; 3,333 shares each for Mr. Juechter, Dr. Kane and Mr. Guth; 1,666 shares for Mr. Bain and 51,132 shares for all directors and executive officers as a group.

(2)
Dr. Collins is the Chairman of the Board of Directors and Chief Executive Officer of Learning Tree, Mr. Garen is the President and a director of Learning Tree and Ms. Adams is the Vice President Administration and Investor Relations, and Assistant Secretary of Learning Tree. The address of these individuals is Learning Tree International, Inc., 6053 West Century Boulevard, Los Angeles, California 90045-0028.

(3)
Dr. Collins and Ms. Adams are married. Accordingly the shares listed for Dr. Collins include 203,640 shares and options beneficially owned by Ms. Adams, and those listed for Ms. Adams shares include 1,475,150 shares beneficially owned by Dr. Collins, although each disclaims beneficial ownership of the other’s shares.

(4)
The shares listed for Dr. Collins and Ms. Adams both include (i) 198,320 shares owned by the Collins Family Foundation, the directors of which are Dr. Collins and Ms. Adams, but as to which they disclaim beneficial ownership; (ii) 255,000 shares owned by The Pegasus Foundation, of which Dr. Collins and Ms. Adams are a minority of the trustees and as to which they disclaim beneficial ownership; (iii) 2,147,070 shares owned by DCMA Holdings LP, of which Dr. Collins and Ms. Adams are general partners, but as to which they disclaim beneficial ownership; (iv) 322 shares owned by the Collins Trust 99-1, an irrevocable defective trust for the benefit of their child, of which Dr. Collins and Ms. Adams are the trustees but as to which they disclaim beneficial ownership; and (v) 52,608 shares owned by the Collins Family Trust, of which David C. Collins and Mary C. Adams are the trustees.

(5)
The shares listed for Mr. Garen include (i) 270,380 shares owned by the Garen Family Foundation, of which Mr. Garen is a trustee, but as to which he disclaims beneficial ownership; (ii) 255,000 shares owned by The Pegasus Foundation, of which Mr. Garen is a trustee and as to which he disclaims beneficial ownership; and (iii) 1,048,064 shares held by the Garen Children’s Trust and 163,000 shares held by the Garen Dynasty Trust, as to which Mr. Garen lacks voting and disposition power and as to which he disclaims beneficial ownership. See footnote 6.

(6)
Mr. Guth has sole voting and disposition power, as Trustee, of (i) 1,048,064 shares held by the Garen Children’s Trust and (ii) 163,000 shares held by the Garen Dynasty Trust, but as to which he disclaims beneficial ownership. Mr. Guth also holds, in his own name and not as Trustee, options to purchase 5,000 shares of Common Stock from Learning Tree, of which 3,333 shares are vested. Mr. Guth’s address is Guth | Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, California 90024.

(7)
As described in Footnotes 3, 4, 5 and 6, certain of the shares have been listed for more than one of the named individuals. This total reflects the total number of shares owned by the director and officer group as a whole, eliminating the shares attributed to more than one individual.

(8)
Based upon information contained in the Schedule 13G filed by Franklin Resources, Inc., Franklin Advisors, Inc., an investment advisory subsidiary of Franklin Resources, Inc., has sole disposition and voting powers with respect to 1,259,200 shares and Franklin Private Client Group, Inc. has sole disposition powers with respect to 6,494 shares.

(9)	Based upon information contained in the Schedule 13G filed by Stadium Capital Management, LLC, Stadium Capital Partners, L.P. has shared disposition and voting powers with respect to 1,031,500 shares.
(10)
Based upon information contained in the Schedule 13G filed by Putnam Investments, LLC, Putnam Investment Management, LLC. has shared disposition powers with respect to 501,127 shares and The Putnam Advisory Company, LLC. has shared disposition powers with respect to 450,448 shares. Putnam Investment Management, LLC and The Putnam Advisory Company, LLC are wholly-owned registered investment advisers of Putnam Investments, LLC.

PROPOSAL 1: ELECTION OF DIRECTORS

Learning Tree’s Board of Directors has five members and is divided into three classes, Class I, Class II and Class III, with staggered terms. As Dr. Kane, the sole Class II director, is not standing for reelection, the Board has reduced the size of the Board of Directors to four, pending a search for another director by the Nominating Committee of the Board. In order to have a director in each of the three classes, Mr. Juechter is standing for election as the sole Class II director for a three-year term expiring in 2006. Mr. Juechter is currently a Class I director with a term that would otherwise expire in 2005. The terms of the Class III directors will expire at the annual meeting of stockholders to be held in 2004, and the term of the remaining Class I director will expire at the annual meeting of stockholders to be held in 2005. At each subsequent annual meeting of stockholders, directors will be elected for a full three-year term to succeed the directors whose terms are then to expire.

Information Concerning Nominees and Other Directors

Name	Age	Position with Learning Tree
Class II Director—Nominee for Election to Term Expiring in 2006.
W. Mathew Juechter	69	Director

Class III Directors—Present Term Expires in 2004.
David C. Collins	62	Chairman of the Board of Directors and Chief Executive Officer
Eric R. Garen	55	President and Director

Class I Directors—Present Term Expires in 2005.
Howard A. Bain III	56	Director

Mr. Juechter has been a director of Learning Tree since June 1987. He is President and Chief Executive Officer of IRA, Inc., a management consulting company that works primarily in the areas of strategy, structure and executive development. From 1991 to 1999, he was Chief Executive Officer of ARC International Ltd., a management consulting and training company. From 1986 to 1991, Mr. Juechter was Managing Director of IRA, Inc. in St. Paul, Minnesota. Mr. Juechter served as President and Chief Executive Officer of Wilson Learning Corp., a multi-national training organization, from 1977 to 1986. From 1989 to 1997, he also was President of the Board of Governors of the American Society for Training and Development (ASTD). Mr. Juechter is a graduate of Boston University and Harvard Business School.

Dr. Collins, a co-founder of Learning Tree, has been Chairman of the Board and Chief Executive Officer since Learning Tree began operations in August 1974. Dr. Collins has a Bachelor of Science degree (with distinction) in Electrical Engineering from Stanford University, and Masters and Ph.D. degrees in Electrical Engineering from the University of Southern California.

Mr. Garen, a co-founder of Learning Tree, has served as a director of Learning Tree, and as President and as Executive Vice President of Learning Tree since Learning Tree’s business began in 1974. Mr. Garen holds a Bachelor of Science degree in Electrical Engineering from the California Institute of Technology and a Masters degree in Computer Science from the University of Southern California, earning both degrees with honors.

Mr. Bain has served as a director of Learning Tree since June 2001. He has been Chief Financial Officer of Portal Software (NASDAQ: PRSF), a developer of customer management and billing software for communications and content service providers, since August 2001. Prior to joining Portal, Mr. Bain held CFO positions at Vicinity Corporation (NASDAQ: VCNT) in 2000, Informix (NASDAQ: IFMX) from 1999 to 2000, and Symantec Corporation (NASDAQ: SYMC) from 1991 to 1999. He has additional experience in various technology companies in the areas of semiconductor manufacturing equipment; semiconductor BiCMOS SRAMs; laser-based large screen projection systems; and disk drives. He has also held senior financial and accounting management positions with Fairchild Camera and Instrument Corporation and as a consultant with Arthur Andersen LLP. Mr. Bain is a certified public accountant and holds a B.S. in Business from California Polytechnic University.

Dr. Kane has served as a director of Learning Tree since February 1995. Since 1991, he has served as President and Chief Executive Officer of M. Kane & Company, Inc., an investment banking firm focusing primarily on technology companies. From 1987 to 1991, he was an investment banker with, respectively, L.F. Rothschild & Co., Inc. and Oppenheimer & Co., Inc. From 1984 to 1987, Dr. Kane practiced corporate and securities law with the law firm of Irell & Manella and, prior to that, he was a Project Leader in the Systems Sciences Department of The Rand Corporation. Dr. Kane also serves on the Board of Directors of Myers Industries, Inc., a NYSE listed company that is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. Dr. Kane earned a Bachelor of Arts degree in Political Science from the University of Wisconsin-Madison and a Master’s degree in International Relations, a Ph.D. degree in Political Science and a J.D. degree from the University of California, Los Angeles.

Executive Officers of the Registrant

Name	Age	Title
David C. Collins	62	Chairman of the Board of Directors and Chief Executive Officer
Eric R. Garen	55	President and Director
Nicholas R. Schacht	43	Chief Operating Officer
Gary R. Wright	45	Chief Financial Officer and Secretary
Mary C. Adams	47	Vice President Administration and Investor Relations, and Assistant Secretary

Mr. Schacht has been Chief Operating Officer of Learning Tree since September 2002. He was president of Global Learning Systems from 1999 to 2002, Group President for the Institute for International Research from 1998 to 1999, and held a variety of positions with ESI International from 1989 to 1998, culminating as its President. From 1987 to 1989, Mr. Schacht was a Research Fellow with Logistics Management Institute, and from 1981 to 1987, he was a U.S. Naval officer. Mr. Schacht holds a B.S. degree with honors from the U.S. Naval Academy, a Master’s degree in General Administration from the University of Maryland, and a Master of Science degree from The George Washington University.

Mr. Wright has been Vice President, Chief Financial Officer of Learning Tree since January 1995, and from January 1990 to that time he was Corporate Controller of Learning Tree. From April 1983 to January 1990, Mr. Wright was employed by The Flying Tiger Line, Inc. and its parent company, Tiger International, Inc., a publicly-held transportation company, where he held a variety of financial executive positions, including Assistant Controller and Director of Financial Reporting. Prior to April 1983, Mr. Wright worked at the public accounting firm of Arthur Andersen LLP. Mr. Wright is a certified public accountant. Mr. Wright was a director of Learning Tree from December 1999 through his resignation in September 2002.

Ms. Adams has served as Vice President, Administration and Investor Relations since September 1995. She began her association with Learning Tree in September 1975 and has held a variety of key positions in Learning Tree. Ms. Adams is also the President of Advanced Technology Marketing, Inc., a wholly owned subsidiary of Learning Tree. Ms. Adams was a director of Learning Tree from December 1999 through her resignation in September 2002.

David C. Collins and Mary C. Adams are married. There are no other family relationships among any of the directors or executive officers of Learning Tree.

Board Meetings and Committees

The Board of Directors held four meetings during fiscal 2002. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Option Committee and the Nominating Committee. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and meetings of committees of the Board on which he served during fiscal 2002.

The Audit Committee is currently comprised of Mr. Bain, Dr. Kane and Mr. Juechter. The principal functions of the Audit Committee are to review the plan and results of Learning Tree’s independent audit with Learning Tree’s independent auditors and management, to review Learning Tree’s systems of internal control, and to engage or discharge Learning Tree’s independent auditors. During August 2002, Learning Tree’s Board of Directors adopted an amended charter for the Audit Committee, a copy of which is attached as Exhibit A. The Audit Committee met four times during fiscal 2002. Learning Tree’s Board of Directors has determined that Mr. Bain is a financial expert. Mr. Bain and Mr. Juechter meet the standards for “director independence” adopted by the NASD. Dr. Kane provided investment banking services to Learning Tree in fiscal 2000 and therefore, may not meet the NASD’s standards for “director independence.” Nonetheless, the Board determined that his membership on the Audit Committee provided continuity in oversight and participation in disclosure controls and procedures and was in the best interests of Learning Tree and its shareholders. Dr. Kane is not a nominee for director at the upcoming 2003 Annual Meeting. Therefore, he will no longer serve as a member of the Audit Committee after that date. The material in this paragraph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The Compensation Committee is currently comprised of Dr. Kane and Mr. Juechter. Dr. Kane is not a nominee for director at the upcoming 2003 Annual Meeting. Therefore, he will no longer serve as a member of the Compensation Committee after that date. The principal functions of the Compensation Committee are to (a) review and make recommendations to Learning Tree’s Board of Directors with respect to the direct and indirect compensation and employee benefits of the Chairman, President and other elected officers of Learning Tree, (b) review, administer and make recommendations to Learning Tree’s Board of Directors with respect to any incentive plans and bonus plans that include elected officers and (c) review Learning Tree’s policies relating to the compensation of senior management and other employees. In addition, the Compensation Committee reviews management’s long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites and performs certain other review functions relating to management compensation and employee relations policies. The Compensation Committee met one time during fiscal 2002.

The Options Committee is comprised of Dr. Collins and Mr. Garen. The functions of the Options Committee include addressing matters relating to Learning Tree’s stock option plans and making grants and recommendations to the Board of Directors as to grants of stock options. The Options Committee held four meetings during fiscal 2002.

The Nominating Committee is comprised of Mr. Juechter and Mr. Bain. The Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies of the Board. The Nominating Committee will consider nominations for directors from stockholders. Such nominations should be sent to the Corporate Secretary, specify the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating Committee.

Compensation of Directors

No director who is an employee of Learning Tree is compensated for service as a member of the Board of Directors or for service on any committee of the Board of Directors. Directors that are not employees of Learning

Tree currently receive a monthly retainer of $2,000. Non-employee directors that serve as a chairperson of a committee also receive an annual retainer of $5,000. All non-employee directors also receive a $1,500 fee for each Board or Committee meeting attended in person and $1,000 if attended telephonically. In addition, non-employee directors are also granted 5,000 stock options on joining the Board of Directors and 2,500 stock options annually thereafter, which vest over a 3-year period. Directors are reimbursed for travel and out-of-pocket expenses incurred on behalf of Learning Tree.

Quorum; Vote Required

Nominees will be elected as directors by a plurality of the votes cast. The shares of each properly executed unrevoked proxy will be voted FOR the election of Mr. Juechter, unless the proxy otherwise directs. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for Mr. Juechter will result in him receiving fewer votes.

Mr. Juechter has indicated a willingness to serve as a director, but if he should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE-NAMED NOMINEE.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for (a) Learning Tree’s Chief Executive Officer, (b) its four most highly compensated executive officers as of September 30, 2002 and (c) up to two additional executive officers who would have been included in the top four but they were not serving as an executive officer at year-end:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation(1)				Long-Term Compensation Options	All Other Compensation(3)
		Salary		Incentive(2)
David C. Collins	2002		$405,979		$65,904	—		$8,156
Chairman of the Board of Directors and Chief Executive Officer	2001 2000	$ $	413,942 400,000	$ $	46,266 794,239	— —	$ $	7,875 7,244

Eric R. Garen(4)	2002		$190,865		$26,362	—		$7,900
President and Director	2001 2000	$ $	313,584 325,000	$ $	37,013 425,000	— —	$ $	7,875 7,829

Gary R. Wright	2002		$227,100		$17,161	—		$7,980
Chief Financial Officer and Secretary	2001 2000	$ $	220,500 210,000	$ $	10,238 204,796	133,600 —	$ $	7,560 8,058

Mary C. Adams	2002		$171,134		$16,344	—		$7,701
Vice President Administration and Investor Relations, and Assistant Secretary	2001 2000	$ $	193,326 200,000	$ $	9,253 158,848	12,000 —	$ $	7,791 7,626

Nicholas R. Schacht(5)	2002		$6,231		—	—		—
Chief Operating Officer

James E. Furlan(6)	2002		$185,940		$14,220	—		$2,300,003
Chief Operating Officer	2001 2000	$ $	268,716 255,800	$ $	18,936 325,055	— —	$ $	7,281 10,250

(1)
Certain of Learning Tree’s executive officers receive personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officers.

(2)
The basic format for the incentive compensation has been in place for several years. The amounts in fiscal 2000 reflect significant improvement in Learning Tree’s performance as compared to fiscal 1999. The declines in fiscal 2002 and 2001 reflect the decline in profitability compared to fiscal 2000.

(3)	These amounts represent contributions made by Learning Tree to a defined contribution plan, except as to Mr. Furlan as described in note 6 below.
(4)
For fiscal 2002, the decline in Mr. Garen’s annual salary reflects a reduction in his hours during the year. For fiscal 2000, Mr. Garen voluntarily limited the amount of incentive compensation which would have otherwise been payable under his compensation plan to $425,000.

(5)	Mr. Schacht has been Chief Operating Officer for Learning Tree since September 2002.
(6)
Mr. Furlan was Chief Operating Officer for Learning Tree from February 1999 to April 2002. All Other Compensation for Mr. Furlan includes $2,169,313 from the exercise of stock options, $125,971 from a bonus required by the terms of his employment agreement and $4,719 of contributions made by Learning Tree to a defined contribution plan.

Stock Option Plans

1999 Stock Option Plan

In March 1999, Learning Tree adopted the Learning Tree International, Inc. 1999 Stock Option Plan (the “1999 Plan”). The 1999 Plan permits the grant of options to officers, employees and directors of the Company. It provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options. The 1999 Plan, as amended, provides for options covering up to an aggregate of 3,964,000 shares of Common Stock.

1995 Stock Option Plan

In September 1995, Learning Tree adopted the 1995 Stock Option Plan (the “1995 Plan” and together with the 1999 Plan, the “Stock Option Plans”), which provided for options covering up to an aggregate of 2,250,000 shares of Common Stock. The 1995 Plan permitted the grant of options to officers, employees and directors of Learning Tree. Learning Tree is no longer granting options under the 1995 Plan, although certain previously granted options remain outstanding.

Both of the Stock Option Plans were approved by Learning Tree’s stockholders. For information on the number of options remaining for grant and the weighted-average exercise price of outstanding options, see Note 5 to Learning Tree’s audited financial statements for the year ending September 30, 2002.

Administration of the Stock Option Plans

The Stock Option Plans are administered by a committee of the Board of Directors (the “Options Committee”) composed of Dr. Collins and Mr. Garen, who are not eligible to participate in the Stock Option Plans. Each option is evidenced by a written agreement in a form approved by the Options Committee. No options granted under either of the Stock Option Plans are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

Under the Stock Option Plans, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company’s capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the Common Stock on the date of grant. For both incentive stock options and non-qualified stock options, the exercise price must not be less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Options Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can the Options Committee shorten such period to less than six months. Upon exercise of any option granted under either of the Stock Option Plans, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

Option Grants During Fiscal 2002

The Company granted approximately 667,000 options during fiscal 2002. No options were granted to the executive officers named above during fiscal 2002. However, on October 1, 2002, Learning Tree granted 70,000 options at an exercise price of $14.69 per share and on December 20, 2002, Learning Tree granted 30,000 options at an exercise price of $13.52 per share to Mr. Schacht, Learning Tree’s new Chief Operating Officer. These stock options expire five years from the grant dates.

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

The following table presents the number and value of options exercised during fiscal 2002 and of exercisable and unexercisable options held as of September 30, 2002 by the executive officers named above:

	Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at September 30, 2002		Value of Unexercised In-the-Money Options at September 30, 2002(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David C. Collins(1)	—	$—	—	—	$—	$—
Eric R. Garen(1)	—	—	—	—	—	—
Gary R. Wright	—	—	36,800	96,800	—	—
Mary C. Adams	—	—	6,000	6,000	—	—
Nicholas R. Schacht	—	—	—	—	—	—
James E. Furlan	152,500	$2,169,313	—	—	—	—

(1)	Not eligible for option grants.
(2)
The amount by which the closing price for the Common Stock on September 30, 2002 exceeded the exercise price of any then unexercised options, without including any options whose exercise price exceeded the closing price.

Other Employee Benefit Plans

Learning Tree has adopted the Learning Tree International 401(k) Plan (the “401(k) Plan”), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 401(k) of the Code, contributions by employees or by Learning Tree to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and contributions by Learning Tree are deductible by Learning Tree when made.

All employees of Learning Tree and its U.S. subsidiary who have attained 18 years of age and have met the plan’s service requirements are eligible to participate in the 401(k) Plan. Each eligible employee may contribute to the 401(k) Plan up to 15% of his or her salary, through payroll deductions, subject to statutory limitations. For fiscal 2000 through 2002, for each $1.00 invested by an employee, Learning Tree contributed $0.75 up to four and one-half percent of such employee’s salary. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by Learning Tree.

Employment Agreements

Pursuant to an employment agreement dated as of October 1, 1995 (the “Collins Agreement”), David C. Collins is employed as Chairman of the Board and Chief Executive Officer of Learning Tree. Pursuant to the Collins Agreement, Dr. Collins receives an annual base salary and additional incentive compensation based upon the achievement of certain performance targets. In addition, Dr. Collins is entitled to reimbursement of reasonable travel and business entertainment expenses authorized by Learning Tree, as well as certain fringe benefits. In the event of the termination of Dr. Collins’ employment with Learning Tree, Dr. Collins has agreed, for a period of one year after the termination, not to offer any service or product in competition with Learning Tree, whether directly or indirectly, in any area served by Learning Tree at the date of termination. On September 25, 2002, the Collins Agreement was renewed through September 30, 2004.

Pursuant to an employment agreement dated as of October 1, 2001 (the “Garen Agreement”), Eric R. Garen is employed as President of Learning Tree. Pursuant to the Garen Agreement, Mr. Garen receives an annual base salary and additional incentive compensation based upon the achievement of certain performance targets. In addition, Mr. Garen is entitled to reimbursement of reasonable travel and business entertainment expenses authorized by Learning Tree, as well as certain fringe benefits. In the event of the termination of Mr. Garen’s employment with Learning Tree, Mr. Garen has agreed, for a period of one year after the termination, not to offer any service or product in competition with Learning Tree, whether directly or indirectly, in any area served by Learning Tree at the date of termination. On September 25, 2002, the Garen Agreement was renewed through September 30, 2003.

Pursuant to an employment agreement dated as of January 8, 1990, as amended (the “Wright Agreement”), Gary R. Wright is employed as Chief Financial Officer of Learning Tree. Pursuant to the Wright Agreement, Mr. Wright receives an annual base salary, as well as incentive compensation. Upon termination of employment by Learning Tree, Mr. Wright would receive severance compensation equal to eight months’ base salary. In addition, Mr. Wright has agreed, for a period of two years following the termination of the Wright Agreement, not to (i) solicit any of Learning Tree’s customers with whom he did business or was acquainted during the term of the Wright Agreement or (ii) disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Wright Agreement. The Wright Agreement is terminable by either party at any time.

Pursuant to an employment agreement dated as of February 9, 1978, as amended (the “Adams Agreement”), Mary C. Adams is employed as Vice President Administration and Investor Relations of Learning Tree. Pursuant to the Adams Agreement, Ms. Adams receives an annual base salary, as well as incentive compensation. Upon termination of employment by Learning Tree, Ms. Adams would receive severance compensation equal to eight months’ base salary. In addition, Ms. Adams has agreed, for a period of two years following the termination of the Adams Agreement, not to (i) solicit any of Learning Tree’s customers with whom she did business or was acquainted during the term of the Adams Agreement or (ii) disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Adams Agreement. The Adams Agreement is terminable by either party at any time.

Pursuant to an employment agreement dated as of September 23, 2002, (the “Schacht Agreement”), Nicholas R. Schacht is employed as Chief Operating Officer of Learning Tree. Pursuant to the Schacht Agreement, Mr. Schacht receives an annual base salary, as well as incentive compensation. Upon termination of employment by Learning Tree, Mr. Schacht would receive severance compensation equal to six months’ base salary. In addition, Mr. Schacht has agreed, for a period of two years following the termination of the Schacht Agreement, not to (i) solicit any of Learning Tree’s customers with whom he did business or was acquainted during the term of the Schacht Agreement or (ii) disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Schacht Agreement. The Schacht Agreement is terminable by either party at any time.

Pursuant to an employment agreement dated as of February 25, 1999 (the “Furlan Agreement”), James E. Furlan was employed as Chief Operating Officer of Learning Tree for a period of three years. Pursuant to the Furlan Agreement, Mr. Furlan received an annual base salary, as well as incentive compensation. In addition, Mr. Furlan agreed, for a period of two years following the termination of the Furlan Agreement, not to (i) solicit any of Learning Tree’s customers with whom he did business or was acquainted during the term of the Furlan Agreement or (ii) disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Furlan Agreement. Mr. Furlan terminated his employment with Learning Tree in April 2002.

Stockholders Agreement

Dr. Collins and Mr. Garen have entered into a Stockholders Agreement dated as of October 1, 1995 and amended as of October 23, 1995 (the “Stockholders Agreement”). The Stockholders Agreement provides that (i) the non-transferring stockholder shall have a right of first refusal with respect to any transfer that is not made to certain affiliates or pursuant to either an underwritten public offering or Rule 144 of the Securities Act of 1933 (a “Restricted Transfer”); and (ii) in addition to the foregoing restriction, no Restricted Transfer to any person or group involving more than five percent of the then outstanding Common Stock may be effected without the prior consent of the non-transferring stockholder.

CERTAIN TRANSACTIONS

During fiscal 2002, Learning Tree paid $172,000 for legal services performed by Guth | Christopher LLP, a law firm in which Mr. Guth is a partner. Mr. Guth has sole voting and disposition power, as Trustee of 1,211,064 shares of Learning Tree Common Stock held by the Garen Children’s Trust and Garen Dynasty Trust, but as to which he disclaims beneficial ownership. Mr. Guth also holds, in his own name, options to purchase 5,000 shares of Learning Tree Common Stock.

During fiscal 2002, as part of its stock repurchase program, Learning Tree purchased a block of 50,000 shares of its Common Stock at the then market price of $23.50. The seller of the block was Mr. Furlan, who had recently resigned as Chief Operating Officer of Learning Tree. This repurchase transaction was approved by Learning Tree’s Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the officers of Learning Tree, providing assistance and recommendations with respect to the compensation policies and practices of Learning Tree and assisting with the administration of Learning Tree’s compensation plans. Stock option grants are made by the Options Committee, but are considered by the Compensation Committee in its compensation review.

Compensation Policy for Executive Officers

In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to Learning Tree’s success, the Compensation Committee’s general approach to compensating executives is to pay cash salaries which are commensurate with the executives’ experience and expertise and, where relevant, are comparable with the salaries paid to executives in competitive businesses. Consequently, except as described below as to Dr. Collins (and except in the case of Eric Garen, Learning Tree’s President, whose salary has been determined in a manner similar to that of Dr. Collins), base salaries for Learning Tree’s executives have been determined as part of the total compensation package by reference to such factors as salary history, competitive factors in the market, and relative merit. Learning Tree has not employed any formal process for evaluating its base salaries, believing that the benefits would not be justified by the costs.

Fiscal 2002 Salary and Incentive Compensation of Chief Executive Officer and Other Officers

In fiscal 2002, Dr. David Collins, Learning Tree’s Chief Executive Officer and Chairman of the Board of Directors, received compensation under the terms of an Employment Agreement between Learning Tree and Dr. Collins dated as of October 1, 1995 (“Collins Agreement”). The Collins Agreement provides that Dr. Collins shall receive a base salary of at least $300,000 and also entitles Dr. Collins to participate in an incentive plan each year, whereby he may receive an “on-target” incentive payment of at least $155,000 if certain specified performance criteria are met. As contemplated by the Collins Agreement, in fiscal 2002, Dr. Collins received a base salary rate of $432,600, and the “on-target” incentive payment was set at $270,375. The Compensation Committee evaluated the base salary and the “on-target” incentive payment and concurred, without the participation of Dr. Collins, in the formula for the incentive payment. The actual incentive compensation earned by Dr. Collins was $65,904. These amounts reflect the terms of the Collins Agreement.

The basic format for the incentive compensation of Dr. Collins and other line executives used in fiscal 2002 has been in place for several years, with variations from year to year on the particular incentive components and their relative weights. The Regular Incentive pays a specified portion of the participant’s salary based on the results for the year in three areas: (1) the “net income component,” which provides a portion of the Regular Incentive based on Learning Tree achieving a specified operating income (as defined by the plan), (2) the “revenue growth component,” which provides a portion of the Regular Incentive based upon Learning Tree achieving a specified growth in revenues over the prior year (as defined by the plan) and (3) the “quality component,” which provides a portion of the Regular Incentive based upon the average rating of Learning Tree’s courses based upon reviews completed by course attendees (the target rating being based upon a desired improvement over the prior year’s average rating). An executive can earn in excess of the targeted amount for any of these components if the applicable performance factor exceeds the budgeted or targeted level or no Regular Incentive if certain minimum standards are not met.

The Compensation Committee believes that this plan adequately focuses the officers of Learning Tree on its growth, profitability and quality assurance. For fiscal 2002 and 2003, the Compensation Committee felt that determining an amount of revenue that would merit a bonus would be difficult, given the uncertainty about the timing and extent of any economic recovery. Accordingly, the revenue growth component of the plan has been eliminated for these years and the weight of the net income component has been increased from the historical 60% rate to 85%, while the remaining 15% continues to be based on the “quality component.”

For officers whose responsibilities are limited to particular business units of Learning Tree, the criteria used relate directly to the financial and quality parameters attained by the units for which they are responsible. Non-line officers generally do not have any portion of their bonus determined by a “quality component,” based on their limited influence over course quality. At or around the beginning of each fiscal year, the budget for each area, and the targeted range of salary to be paid, are set for each individual. In addition, adjustments may be made in the case of any individual as warranted.

Equity Incentives

The Compensation Committee also believes that equity ownership by key executives provides a valuable incentive and further aligns executives’ and stockholders’ interests. Learning Tree previously adopted the Stock Option Plans, pursuant to which Learning Tree was authorized to grant stock options to executives (as well as other employees and directors) to purchase an aggregate of up to 6,214,000 shares of Common Stock. Learning Tree granted no options to any of the above named executive officers in fiscal 2002. The Stock Option Plans are administered by the Stock Option Committee, which consists of Messrs. Collins and Garen.

Messrs. Collins and Garen are not eligible to receive grants under the Stock Option Plans. The Compensation Committee believes that grants of options for additional equity would not have a measurable effect on the incentives provided to these officers in light of their significant current holdings of Common Stock. The Compensation Committee did not consider alternatives for equity-based compensation.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended, could under certain circumstances result in limits on Learning Tree’s ability to deduct compensation of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on the fiscal 2002 compensation levels and the terms of the incentive compensation plans, no such limits on the deductibility of compensation applied for any officer of Learning Tree. While Learning Tree has not adopted a policy specifically prohibiting compensation at a level that would limit deductions, the Compensation Committee does not currently anticipate any restrictions on the future deductibility of compensation for Learning Tree’s officers. However, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code.

January 9, 2003	COMPENSATION COMMITTEE

W. Mathew Juechter, Chairman
Michael W. Kane

Learning Tree’s Board of Directors has determined that Mr. Bain, Chairman of Learning Tree’s Audit Committee, is a financial expert because he: (i) understands generally accepted accounting principles (“GAAP”) and financial statements, (ii) has experience applying such GAAP in the accounting for estimates, accruals, and reserves that are generally comparable to those used in Learning Tree’s financial statements, (iii) has experience preparing financial statements that present accounting issues that are generally comparable to those raised by Learning Tree’s financial statements, (iv) has experience with internal accounting controls and procedures for financial reporting and (v) understands Audit Committee functions. In addition, Mr. Bain is independent as that term is used in section 10A(m)(3) of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The material in this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The Audit Committee oversees Learning Tree’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, which was amended in fiscal 2002 to respond to certain adopted and proposed changes in applicable regulations and other matters. A copy of the current charter is attached to this Proxy Statement as Exhibit A.

On April 5, 2002, Learning Tree International, Inc. (“Learning Tree”) dismissed Arthur Andersen LLP (“Arthur Andersen”) who had previously acted as Learning Tree’s independent auditors. Learning Tree engaged Ernst & Young LLP (“Ernst & Young”) as its new independent auditors to audit the financial statements of Learning Tree for the fiscal year ending September 30, 2002, as well as to perform timely reviews of its fiscal 2002 second and third quarter results. This decision was approved by Learning Tree’s Board of Directors upon the recommendation of the Audit Committee.

Management has the primary responsibility for Learning Tree’s financial statements and the reporting process, including disclosure controls and procedures and the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Learning Tree’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent auditors the auditors’ independence from Learning Tree and its management and considered the compatibility of non-audit services with the auditors’ independence.

Prior to the commencement of the audit, the Audit Committee discussed with Learning Tree’s financial management and independent auditors the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations or reviews, their evaluation of Learning Tree’s internal controls and the overall quality of the Learning Tree’s financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Learning Tree’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002 filed with the Securities and Exchange Commission.

January 9, 2003	AUDIT COMMITTEE

Howard A. Bain III, Chairman
Michael W. Kane
W. Mathew Juechter

COMPANY STOCK PERFORMANCE

The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The following graph compares the cumulative total stockholder return on the Common Stock of Learning Tree from September 30, 1997 to September 30, 2002 with the cumulative total return on the NASDAQ Stock Market Composite Index and an appropriate “peer group” index (assuming the investment of $100 in Learning Tree’s Common Stock and in each of the indexes on September 30, 1997).

	Fiscal Year Ended September 30,
	1997	1998	1999	2000	2001	2002
Learning Tree International, Inc. Common Stock	100	45	58	166	71	51
Peer Group Index(1)	100	96	84	152	163	183
NASDAQ Stock Exchange Composite Index	100	100	163	218	89	72

(1)
Peer Group index includes: Apollo Group, Inc.; Skillsoft Public Limited Company (formerly SmartForce PLC); DeVry, Inc.; ITT Educational Services, Inc. and New Horizons Worldwide, Inc. The returns of each issuer within the Peer Group Index have been weighted according to such issuer’s respective stock market capitalization at the beginning of the period presented.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Learning Tree’s directors and executive officers, as well as persons who own more than ten percent of Learning Tree’s Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of Learning Tree’s Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the SEC regulations to furnish Learning Tree with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports filed with the SEC and submitted to Learning Tree and on written representations by certain directors and executive officers of Learning Tree, Learning Tree believes that all of Learning Tree’s directors and executive officers filed all required reports on a timely basis during fiscal 2002.

INDEPENDENT AUDITORS

On April 5, 2002, Learning Tree dismissed Arthur Andersen who had previously acted as Learning Tree’s independent auditors. Learning Tree engaged Ernst & Young as its new independent auditors to audit the financial statements of Learning Tree for the fiscal year ending September 30, 2002, as well as to perform timely reviews of its fiscal 2002 second and third quarter results. This decision was approved by Learning Tree’s Board of Directors upon the recommendation of its Audit Committee.

During Learning Tree’s fiscal years ended September 30, 2000 and 2001 and the subsequent interim period through April 5, 2002:

1.    There were no disagreements between Learning Tree and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make a reference to the subject matter of the disagreement in connection with its reports;

2.    None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred; and

3.    Neither Learning Tree nor anyone on its behalf consulted with Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Learning Tree’s consolidated financial statements, or any other matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit reports of Arthur Andersen on the consolidated financial statements of Learning Tree as of and for Learning Tree’s fiscal years ended September 30, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Fees for services rendered by Arthur Andersen and Ernst & Young in fiscal 2002 were as follows:

	Arthur Andersen LLP	Ernst & Young LLP
Audit Fees	$7,900	$211,800
Financial Information Systems Design and Implementation Fees	$190,500	—
All Other Fees, including taxes	$53,000	$25,700

The Audit Committee considered and determined that the provision of these non-audit services by the auditors was compatible with maintaining the auditors’ independence. The Audit Committee has not yet considered the selection of an auditor for fiscal 2003. It is anticipated that the Audit Committee will consider the selection and make a decision by September 15, 2003.

A representative of Ernst & Young will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

STOCKHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING

Pursuant to the Rule 14a-8 of the Securities and Exchange Commission proposals by eligible stockholders, which are intended to be presented at Learning Tree’s Annual Meeting of Stockholders in 2004, must be received by Learning Tree by September 26, 2003 in order to be considered for inclusion in Learning Tree’s proxy materials.

OTHER MATTERS

The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders are authorized to vote on that matter or matters in accordance with their best judgments.

ANNUAL REPORT TO SHAREHOLDERS

Learning Tree’s Annual Report for the fiscal year ended September 30, 2002 is being mailed to Shareholders along with this Proxy Statement. Learning Tree’s Annual Report is not to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

By Order of the Board of Directors,

/s/ DAVID C. COLLINS
David C. Collins, Ph.D.
January 21, 2003	Chairman of the Board and Chief Executive Officer

EXHIBIT A

Learning Tree International, Inc.
Audit Committee Charter

August 27, 2002

Statement of Policy

The Audit Committee of the Board of Directors shall assist the directors in fulfilling their financial oversight responsibilities. Its primary function shall be to review the financial information which will be provided to the stockholders and others, the financial reporting process, the system of internal controls, the audit process and the Company’s process for monitoring compliance with laws and regulations.

To assure the appropriate division of labor in corporate governance, the Audit Committee must draw a line between its oversight role and management’s role in managing the affairs of the Company. The Audit Committee is intended to oversee, but not replace, management’s own efforts. Accordingly, the Audit Committee will initiate reviews of the Company’s financial reporting processes and systems, but it is the responsibility of management and the independent auditors to bring to the attention of the Audit Committee any failures, irregularities, or other problems within those processes and systems that may arise from time to time.

In performing its duties, the Audit Committee will seek to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the Company. The Audit Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discuss information and concerns.

Audit Committee Composition

Audit Committee Comprised Solely of Independent Directors.    The Audit Committee shall be comprised of at least three “independent” directors. If at any time the Committee is composed of fewer than three independent directors, such lesser number will constitute the Audit Committee until the Board of Directors appoints a successor or successors. Any current member of the Audit Committee who is not “independent” may remain a member through the 2003 Annual Shareholders Meeting.

For a director to be deemed “independent,” the Board of Directors must affirmatively determine the director has no material relationship with Learning Tree (either directly or as a partner, stockholder or officer of an organization that has a relationship with Learning Tree). “Independence” also requires a five-year cooling-off period for directors who are or were employees of Learning Tree, or of its independent auditors and for immediate family members of the above. If future SEC or NASD rules require a more limited definition of “independent,” then this charter will be deemed amended when so required to conform with any additional limitations.

Accounting and Financial Experience of Committee Chair.    The members of the Audit Committee shall designate a Chair by majority vote of the full Audit Committee membership. The Chair of the Audit Committee shall have sufficient accounting or financial management experience to protect the interests of Learning Tree’s stockholders, evaluate financial statements, understand general accounting principles, GAAP reporting, and monitor and evaluate internal audit controls as well as the overall audit process and compliance with laws and regulations.

One Audit Committee Member must be a “Financial Expert.”    At least one member of the Audit Committee (which may be the Chair) shall have accounting or financial management experience sufficient to qualify as a “financial expert” under the rules issued by the SEC and the NASD. In determining whether an Audit Committee member is a financial expert, the Board of Directors and the Audit Committee will consider whether a person has, through education and experience as a public accountant or auditor or a principal financial officer or principal accounting officer, or from a position involving similar functions:

•	An understanding of GAAP and financial statements;

•	Experience in preparing or auditing financial statements of generally comparable companies, and applying such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience with internal accounting controls; and

•	An understanding of audit committee functions.

Additional Limitations.    No member of the Audit Committee may sit on audit committees for more than two other public companies, unless explicitly approved by the Company’s Board of Directors and proper disclosure is made in the Company’s proxy statement.

Meetings At Least Quarterly

The Audit Committee will meet in an executive session at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, in connection with each meeting the Committee will provide an opportunity for the independent auditors and management of the Company to meet separately with the Audit Committee, without members of the other group present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial accounting and auditing personnel and the cooperation that the independent auditors received during the course of their work.

Voting

Each member of the Audit Committee shall have one vote, except that any Audit Committee member associated with a major stockholder (generally deemed to be a stockholder owning 20% or more of Learning Tree’s voting securities) may not vote in Audit Committee proceedings.

Compensation

Audit Committee members may not receive any compensation from Learning Tree other than as a director.

Sole Authority for Retaining Auditors and Other Financial Professionals

The Audit Committee will have the sole power to:

•
Hire and fire the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries, based on the Audit Committee’s judgment of the independent auditors’ independence and effectiveness, as well as approving all fees and engagement terms;

•	Resolve any disagreement between the auditors and management; and

•
Approve all non-audit services performed by Learning Tree’s auditors, subject to a de minimis exception for such non-audit services. In doing so, the Audit Committee will consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors’ independence. The Audit Committee will not approve any of the Prohibited Services listed on Appendix A to this document, and, in making a business judgment about particular non-audit services, the Audit Committee will consider the guidelines contained in Appendix A to this document.

Oversight Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of the Company meet or exceed all applicable legal and business standards.

In carrying out its responsibilities, the Audit Committee will:

•
At least annually, obtain from the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and an explanation of the independent auditor’s internal quality control procedures and material issues (if any) raised in their peer review. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

•
Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the stockholders’ representatives, and that the Audit Committee has the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

•
Meet with the independent auditors and financial management of the Company prior to any audit to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors’ compensation. At the conclusion of the audit process, review the findings in the audit with the independent auditors.

•
Review the performance of the Company’s financial and accounting personnel with the independent auditors, as well as the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•
Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company’s compliance policies, as provided by management of the Company.

•
Require the independent auditors to timely report to the Audit Committee (i) all alternative treatments of financial information within GAAP discussed by the independent auditors and management, the ramifications of each such alternative treatment and the accounting firm’s preferred treatment, and (ii) other material written communications between the accounting firm and the Company’s management, such as any management letter or schedule of unadjusted differences.

•	Inquire quarterly of management and the independent auditors about significant areas of risk or exposure and assess the steps management of the Company has taken to minimize such risks.

•
Review quarterly with financial management and the independent auditors (i) the financial statements contained in the quarterly and annual reports to stockholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders; (ii) critical financial reporting issues, policies and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and any other matters required to be communicated to the Audit Committee by the auditors; and (iii) the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

•
Review with financial management and the independent auditors quarterly and annual earnings releases and press releases containing historical or forward-looking financial information before the reports are filed with the Securities and Exchange Commission, or other regulators, or the releases are published.

•	Review accounting and financial human resources and succession planning within the Company.

•
Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors’ meeting to assist in reporting the results of the annual audit or to answer the directors’ questions.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

•
Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, accountants, or others for this purpose to assist it in its investigation or for any other reason deemed advisable by a majority of the Audit Committee or its Chair.

•	Obtain the approval of the full Board of Directors of this Charter, and review and reassess this charter at least annually or as conditions dictate.

•
Confirm in writing to the NASD annually or with respect to any changes on the Audit Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

•
Affirm in the Company’s Proxy Statement that the Committee has fulfilled its responsibilities during the year in compliance with the Charter. The Audit Committee Charter will be included in the Proxy Statement every three years or when significant amendments are made to it.

•
Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company, as the Audit Committee may, in its discretion, determine to be advisable.

Procedures for Responding to Concerns

Every employee of or consultant to the Company who has, or who hears expressed by another person, any concerns about the manner in which the Company’s financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Audit Committee is directed and strongly encouraged to report the matter promptly to any member of the Audit Committee. The Audit Committee will attempt to keep the name of the person reporting the potential issue confidential to the extent requested by that person and not inconsistent with the best interests of the Company. The Audit Committee will not tolerate retaliation against any person who reports potential issues to the Audit Committee in good faith.

Any member of the Audit Committee who receives such a complaint or inquiry shall notify the Chair of the Audit Committee, who shall then notify the other members of the Audit Committee. The Audit Committee will then promptly decide on an appropriate methodology to investigate, understand and resolve the potential issue in a timely fashion. To do so, the Audit Committee has the power to retain outside counsel, accountants and other professionals to assist in responding to and investigating any issue. After review and discussion in an executive session and (as the Audit Committee deems necessary) with the full Board of Directors and with outside counsel or other outside advisors, the Audit Committee shall seek to promptly address the concerns and respond privately or publicly, as appropriate, to address the matter. The decision of the Audit Committee in any such matter will be final and binding on the Company without further action of the Board of Directors.

Approved by the Board of Directors and the Audit Committee as of August 27, 2002.

Chairman, Audit Committee	Chairman of the Board of Directors

APPENDIX A

To help maintain internal audit controls, the following non-audit services shall not be performed by Learning Tree’s independent auditors (“Prohibited Services”):

•	Bookkeeping or other services related to the Company’s accounting records;

•	Financing information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker, dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service the SEC or the NASDAQ determines, by regulations is not permitted.

Some factors which may be considered by the Audit Committee when deciding whether to approve audit and non-audit services, which are not Prohibited Services, include:

1.	Whether the service facilitates the performance of the audit, improves the Company’s financial reporting process, or is otherwise in the interest of the Company and its stockholders.

2.	Whether the service is being performed principally for the Audit Committee.

3.	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of the Company’s financial reporting process.

4.	Whether the service would be performed by specialists who ordinarily also provide recurring audit support.

5.	Whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of the Company’s business and operations.

6.	Whether the role of those performing the service would be inconsistent with the auditor’s role.

7.	Whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management.

8.	Whether the auditors, in effect, would be auditing their own numbers.

9.	Whether the project must be started and completed very quickly.

10.	The size of the fee(s) for the non-audit service(s).

PROXY
LEARNING TREE INTERNATIONAL, INC.
Proxy for Annual Meeting of Stockholders to be held March 11, 2003

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Learning Tree International, Inc. (“Learning Tree”) dated January 21, 2003, and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints David C. Collins or Eric R. Garen, with full power of substitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of Common Stock, $.0001 par value, of Learning Tree which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Learning Tree, to be held at 10:00 a.m., local time, on Tuesday, March 11, 2003, at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, and at any and all adjournments or postponements thereof (the “Annual Meeting”), on behalf of the undersigned, on the matters set forth on the reverse side hereof and in the manner designated thereon.

The Board of Directors of Learning Tree solicits this proxy, and when properly executed, the shares represented hereby will be voted in accordance with the instructions in this proxy. If no direction is made, this proxy will be voted FOR the election of the nominee named as a Director of Learning Tree on the reverse side hereof.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

[LOGO OF LEARNING TREE INTERNATIONAL]
6053 W. CENTURY BLVD.
SUITE 200
LOS ANGELES, CA 90045

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Learning Tree International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            LEARN1
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEARNING TREE INTERNATIONAL, INC.

1.	Vote On Director
	Election of One (1) Class II Director:	For All	Withhold All	For All Except
	NOMINEE: 01) W. Mathew Juechter	☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Note:  Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

In their discretion, the proxies are authorized to vote “FOR” the election of such substitute nominee(s) for director as the Board of Directors of Learning Tree shall select, and upon other such matters as may come before the Annual Meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

If you plan on attending the meeting, please check box to the right.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date